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Quarles & Brady LLP


Direct Dial: (414) 277-5677
E-Mail:  caj@quarles.com


March 22, 1999


Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C. 20549

         Re:      AAL Variable Life Account I (The "Registrant")
                  1933 Act Reg. No. 333-31011
                  1940 Act File No. 811-08289
                  Post-Effective Amendment No. 3 to Form S-6
                  Filed in Accordance with Rule 485(b)

Ladies and Gentlemen:

         This letter is submitted in connection with the filing, pursuant to Rule 485(b) under the Securities Act of 1933, as amended, (The "1933 Act"), of Post-Effective Amendment No. 3 (the "Amendment") to the Registrant's Registration Statement on Form S-6 (the "Registration Statement").

         The Registrant's initial Registration Statement was prepared in light of the principles of prospectus simplification and Plain English, notwithstanding that the Commission's Plain English rules were not effective at the time the Registration Statement was filed. The structure and style of the Prospectus and Statement of Additional Information included in the initial Registration Statement complied substantially with the Commission's Plain English rules.

         On February 2, 1999, a representative of our office discussed with Susan Olson the Registrant's plan to file an annual updating amendment under Rule 485(b) in anticipation that it would not be necessary to make other than non-material changes to the Registration Statement in order to achieve full compliance under the Plain English rules. Ms. Olson confirmed that, assuming only non-material changes would be made in response to the Plain English rules, Rule 485(b) would be available for the filing of the annual updating amendment to the Registration Statement.

Securities and Exchange Commission
March 22, 1999
Page 2


         As legal counsel to the Registrant, we assisted in the preparation of the Amendment and we certify that the Amendment does not contain any disclosure that would render it ineligible to become effective automatically on May 1, 1999, pursuant to Rule 485(b) under the 1933 Act.

         Please direct any questions or comments regarding this filing to the undersigned at (414) 277-5677.

Very truly yours,

QUARLES & BRADY LLP

/s/ Cheryl A. Johnson

Cheryl A. Johnson



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